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                                                                   EXHIBIT 10.16

              RIGHT OF FIRST OFFER AND OBSERVATION RIGHTS AGREEMENT

     This Right of First Offer and Observation Rights Agreement (this "Agreement") is made and entered into as of June 17, 1998 by and between Transmeta Corporation, a California corporation (the "Company"), and Van Wagoner Capital Management, a Delaware corporation ("Investor").

                                 R E C I T A L S

     A. Investor has agreed to purchase from the Company shares of the Company's Series E Preferred Stock (the "Series E Stock") pursuant to that certain Series E Preferred Stock Purchase Agreement, dated of even date herewith, by and among the Company, Investor and certain other parties.

     B. In connection with the purchase by Investor of shares of Series E Stock, the Company will provide to Investor a right of first offer in the Company's first public offering of its Common Stock, pursuant to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   RIGHT OF FIRST OFFER.

          1.1 Right of First Offer. If the Company proposes to offer any shares of its Common Stock ("Offered Securities") other than Excluded Securities (as defined below) in a public offering pursuant to an effective registration statement (the "Registration Statement") filed under the U.S. Securities Act of 1933, as amended (the "Public Offering"), the Company will concurrently therewith make an offering of a portion of such Offered Securities to Investor in accordance with the following provisions:

               (a) Delivery of Right of First Offer Notice. The Company will deliver by fax or hand delivery a notice ("Right of First Offer Notice") to Investor no less than one day prior to the anticipated effective date of the Registration Statement covering such Public Offering stating (i) the Company's bona fide intention to offer such Offered Securities in a Public Offering, (ii) the number of such Offered Securities to be offered and (iii) the Terms upon which it proposes to offer such Offered Securities. For purposes hereof, "Terms" shall mean the terms set forth in the preliminary prospectus for the Public Offering and the draft of the proposed underwriting agreement to be entered into between the Company and the underwriter of such Public Offering, if any, provided to Investor as part of the Right of First Offer Notice.

               (b) Exercise of Right of First Offer. By written notification received by the Company, within 24 hours after the Company gives the Right of First Offer Notice, Investor may elect, which election shall be irrevocable as to Investor, to purchase, at the price the Offered Securities are actually sold in the Public Offering pursuant to the Registration Statement and on the Terms specified in the Right of First Offer Notice, up to the lesser of (i) that portion of such Offered Securities which equals Investor's Percentage Share (as defined below) or (ii)

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3% of the total number of shares of Common Stock offered and sold by the Company in such Public Offering (exclusive of any shares offered and sold pursuant to any underwriter's over-allotment option); provided, however, that the underwriter of such Public Offering, if any, shall be entitled to reduce the number of shares of Offered Securities which Investor shall be entitled to purchase under this Section 1 to the extent deemed necessary in the underwriter's reasonable judgment (x) to the success of such Public Offering for reasons set forth in writing no less than two weeks prior to the anticipated effective date of the Registration Statement covering such Public Offering, or
(y) to comply with the rules or regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market, Inc., or other regulatory body for reasons set forth in writing and given to Investor by fax or hand delivery no less than one day prior to the anticipated effective date of the Registration Statement covering such Public Offering. For the purpose of this Section 1.1(b), "Investor's Percentage Share" will be equal to that proportion that the number of shares of Common Stock of the Company then issued upon conversion of the Series E Stock, or issuable upon conversion of the Series E Stock then issued, and then held by Investor bears to
(i) the total number of shares of Common Stock of the Company then outstanding, plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible, plus (iii) the total number of shares of Common Stock of the Company then issuable by the Company under all then outstanding options and/or warrants or then issuable upon conversion of all shares of Preferred Stock of the Company issuable by the Company under such options and/or warrants. If all Offered Securities that Investor is entitled to obtain pursuant to this Section
1.1 are not elected to be purchased by Investor as provided in this Section 1.1, the Company may, during the thirty (30) day period following the expiration of the 24 hour period provided in the first sentence of this Section 1.1(b), offer the remaining unsubscribed portion of such Offered Securities to any person or persons upon Terms no more materially favorable than specified in the Right of First Offer Notice. If the Company does not, within such thirty (30) day period, consummate the sale of the Offered Securities in the Public Offering upon Terms no more materially favorable than specified in the Right of First Offer Notice, then the right of first offer provided hereunder will be deemed to be revived and such Offered Securities will not be offered in a Public Offering unless a portion thereof are concurrently reoffered to Investor in accordance herewith.

          1.2 Excluded Securities. The right of first offer in this Section 1 will not be applicable to securities (the "Excluded Securities") issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

          1.3 Termination. This right of first offer will terminate (a) immediately following the first closing of the first Public Offering, or (b) upon the acquisition of all or substantially all the assets of the Company, or
(c) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately

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after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

     2. OBSERVATION RIGHTS. Commencing on the date of this Agreement, for so long as Van Wagoner Capital Management ("Van Wagoner") holds at least 200,000 shares of Series E Stock or the equivalent number (on an as-converted to Common Stock basis) of shares of Common Stock issued upon conversion of such shares of Series E Stock, it shall be entitled to have one representative of it attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity and to receive notice of all meetings of the Company's Board of Directors; provided, that Van Wagoner shall, and shall cause each of its representatives who may have access to any of the information made available at any meeting of the Company's Board of Directors or provided by the Company to its Board of Directors, hold in confidence and not disclose or use, directly or indirectly, any such information, other than in connection with Van Wagoner's investment in the Company; provided further, that the Company reserves the right not to provide information to Van Wagoner or its representatives and to exclude them from any meeting or portion thereof if attendance at such meeting by them would adversely affect the attorney-client privilege between the Company and its counsel or if any of Van Wagoner or its representatives is or becomes a competitor, or affiliated in any manner with a competitor, of the Company.

     3.   GENERAL PROVISIONS.

          3.1 Notices. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the party to be notified, or three
(3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or by deposit with a nationally recognized courier service such as FedEx, or by facsimile with confirmed receipt and addressed to the party to be notified at the address indicated for the Company and Investor on the signature page hereof, or at such other address as any party may designate by giving at least ten (10) days advance written notice to all other parties pursuant to this Section 3.1.

          3.2 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

          3.3 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section 3.3 will be binding upon Investor, the Company, and each permitted successor or assignee of Investor or the Company.

          3.4 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California as applied to agreements among California

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residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

          3.5 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

          3.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          3.7 Successors And Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

          3.8 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

          3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          3.10 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party will recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          3.11 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which Investor or any of its officers, partners, employees, or representatives is responsible. The Company will indemnify and hold Investor harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          3.12 Further Assurances. From and after the date of this Agreement, upon the request of Investor or the Company, the Company and Investor will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

TRANSMETA CORPORATION:                 VAN WAGONER CAPITAL MANAGEMENT:


By: /s/ David R. Ditzel                By: /s/ Audrey Lam
   --------------------------------       ---------------------------------
Name: David R. Ditzel                  Name: Audrey Lam
     ------------------------------         -------------------------------
Title: President & CEO                 Title: Research Analyst
      -----------------------------          ------------------------------
Date signed:   6/16/98                 Date signed:  6/16/98
            -----------------------                ------------------------
Address:                               Address:
3940 Freedom Circle                    345 California Street, Suite 2450
Santa Clara, CA 95054                  San Francisco, CA  94104
Attention: President                   Attention: ____________________
Facsimile:  408-327-9840               Facsimile:  415-835-5050







                    [SIGNATURE PAGE TO TRANSMETA CORPORATION
             RIGHT OF FIRST OFFER AND OBSERVATION RIGHTS AGREEMENT]


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